Exhibit 32.1
CERTIFICATION
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code), the undersigned officers of Inn of the Mountain Gods Resort and Casino (the “Company”) do hereby certify with respect to the Quarterly Report of the Company on Form 10-Q for the period ended June 30, 2010 (the “Report”) that, to the best of their knowledge, based upon a review of the Report:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 20, 2010	By:	/s/ Scott Eldredge
Scott Eldredge
Principal Executive Officer

Dated: August 20, 2010	By:	/s/ Ben Martinez
Ben Martinez
Principal Financial Officer

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code) and is not being filed as part of the Report or as a separate disclosure document.